Exhibit 10.3

CORRECTION AND AMENDMENT OF JULY 24, 2002 SERVICES AGREEMENT BETWEEN
BRW ACQUISITION, INC. AND FIREMARK PARTNERS, LLC

This Correction and Amendment Of July 24, 2002 Services Agreement is made by and between Bristol West Holdings, Inc., a Delaware Corporation formerly known as BRW Acquisition, Inc. (“BWIG”), and FireMark Partners, LLC (“FireMark”), a Delaware limited liability company with its principal office located in Newton, Massachusetts.

WHEREAS, BWIG and FireMark entered into a Services Agreement dated July 24, 2002 (“Services Agreement”);

WHEREAS, the parties have discovered that the Services Agreement failed to accurately set forth their agreement in certain respects and agree that the Services Agreement should be corrected; and

WHEREAS, the parties desire to separately amend the Services Agreement in certain areas.

NOW THEREFORE, the Services Agreement is hereby corrected and amended as follows:

1.	Section 9.2 of Exhibit 4-A to the Services Agreement is corrected as follows:

The sentence “Subject to the terms and conditions set forth in this Services Agreement, FireMark hereby grants to BWIG, and BWIG accepts, a nonexclusive, nontransferable, five (5) year license in the Software, for the use and reproduction of the Software exclusively by BWIG” is deleted in its entirety and replaced by “Subject to the terms and conditions of this Services Agreement, FireMark hereby grants to BWIG, and BWIG accepts, a nonexclusive, nontransferable, perpetual license in the Software, for the use and reproduction of the Software exclusively by BWIG. After the first five (5) years of this license grant, no further license fees will be due to FireMark by BWIG, and FireMark may license the BWIG Dragon System to any competitor of BWIG.”

2.	Section 5.1 of the Services Agreement is corrected as follows:

The sentence “If BWIG decides to continue this Agreement, the License Phase shall last for five years from the date of such determination, unless otherwise terminated pursuant to the terms of this Agreement” is deleted in its entirety and replaced by “If BWIG decides to continue this Agreement, the License Phase shall last in perpetuity from the date of such determination, unless otherwise terminated pursuant to the terms of this Agreement.”

3.	Section 7.3 of the Services Agreement is corrected as follows:

The sentence “Commencing on the day this rollout plan is complete, a monthly license fee of $75,000 will be due to FireMark by BWIG, so long as the License Phase remains in effect within the license term indicated in section 9.2 of Exhibit 4-A” is deleted in its entirety and replaced by “Commencing on the day this rollout plan is complete, a monthly license fee of $75,000 will be due to FireMark by BWIG during the first five (5) years of the License Phase, so long as the License Phase remains in effect during that time.”

4.	Section 7.5 (1)(b) of the Services Agreement is corrected as follows:

The sentence “After the Effective Date and prior to the end of the five-year License Phase (excluding any renewal terms) OneShield shall not license the BWIG Dragon System to any competitor of BWIG” is deleted in its entirety and replaced by “After the Effective Date and for the first five years of the License Phase, FireMark shall not license the BWIG Dragon System to any competitor of BWIG.”

5.	Section 9.4 of the Services Agreement is corrected as follows:

The sentence “Upon the termination or expiration of this Services Agreement, (a) all rights granted to BWIG under this Services Agreement cease and BWIG will promptly cease all use and reproduction of the Software and (b) BWIG will promptly return all copies of the Software to FireMark or destroy all of BWIG's copies of the Software and so certify to FireMark in writing within fourteen (14) days of termination” is deleted in its entirety and replaced by “Upon the termination of this Services Agreement by FireMark pursuant to Section 7.7 (3)(4) or (5) of the Services Agreement, (a) all rights granted to BWIG under this Services Agreement cease and BWIG will promptly cease all use and reproduction of the Software and (b) BWIG will promptly return all copies of the Software to FireMark or destroy all of BWIG's copies of the Software and so certify to FireMark in writing within thirty (30) days of termination.”

6.	Section 9.3 of Exhibit 4-A to the Services Agreement is corrected by deleting in its entirety the following sentence from that section:

“BWIG shall not modify, reverse engineer, or de-compile the Software, or create derivative works based on the Software.”

7.
The Services Agreement is hereby amended to provide that non-Core development work, Dragon-implementation-related work and other time and material work provided by OneShield to BRW may be invoiced by OneShield directly to BRW and paid by BRW directly to OneShield.  BRW shall have no obligation to make any payments to FireMark for any such services so invoiced by OneShield.

IN WITNESS WHEREOF, the parties hereto have signed this Correction and Amendment as of the date written below.

BRISTOL WEST HOLDINGS, INC.,
FORMERLY BRW ACQUISITION, INC.

By:  /s/ JEFFREY J. DAILEY

Typed name: Jeffrey J. Dailey

Title: President and Chief Operating Officer

Date: November 8, 2005

FIREMARK PARTNERS, LLC

By: /s/ INDEER-JEET S. GUJRAL

Typed name: Inder-Jeet S. Gujral

Title: Partner

Date: November 8, 2005